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                                                                    Exhibit 24.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 #33-46883) pertaining to the Long Term Compensation Plan and the Registration Statement (Form S-3 #33-80323) pertaining to the 1996 Debt Offering of Kohl's Corporation of our report dated March 9, 1998, with respect to the consolidated financial statements of Kohl's Corporation included in the Annual Report (Form 10-K) for the year ended January 31, 1998.


Milwaukee, Wisconsin                        ERNST & YOUNG LLP
April 16, 1998